Exhibit 99.1

Vyant Bio Reports First Quarter 2022 Results and Provides Strategic and Business Highlights

Conference Call and Webcast Today at 4:30 pm ET

Scientific and Business Highlights

●	Progress in the discovery of small molecule therapeutics to treat neurodevelopmental and neurodegenerative diseases for Rett Syndrome (“Rett”), CDKL5 Deficiency Disorder (“CDD”), and familial Parkinson’s Disease

●	Identification of a clinical candidate for Rett Syndrome through a robust rescue of disease phenotype in vitro using proprietary high throughput screening technology resulting in a potentially unique mechanism from other advanced therapeutic candidates

●	Entered a collaboration with OrganoTherapeutics to accelerate 3D organoid disease modeling and identification of novel therapeutics to treat familial Parkinson’s Disease

Financial Highlights

●	Implemented an up to $14.5 million at the market (“ATM”) financing vehicle with Canaccord Genuity and an up to $15 million equity line of credit facility with Lincoln Park Capital

●	Cash position as of March 31, 2022 was $16.4 million

●	Received initial indications of interest from several parties to acquire Vyant Bio’s wholly-owned subsidiary vivoPharm – allowing the Company to continue its strategic focus initiatives and potentially adding non-dilutive cash to the balance sheet

CHERRY HILL, N.J., May 16, 2022 (GLOBE NEWSWIRE) -- Vyant Bio, Inc. (“Vyant Bio”, “Company”) (Nasdaq: VYNT) is an innovative biotechnology company reinventing drug discovery for complex neurodevelopmental and neurodegenerative disorders. The Company’s central nervous system (“CNS”) drug discovery platform combines human-derived organoid models of brain disease, scaled biology, and machine learning. Today, Vyant Bio expects to file its Form 10-Q for the First Quarter 2022 with the Securities and Exchange Commission and will report its First Quarter 2022 highlights and business updates this afternoon in a conference call and webcast scheduled for 4:30 pm ET.

“During the first quarter of 2022, we progressed our scientific work by using our proprietary drug discovery platform centered on human iPSC-derived neurospheroids to unveil novel targets and potentially disease-modifying therapeutics to treat patients suffering from severe neurodevelopmental and neurodegenerative diseases. We are validating important data that we believe will demonstrate our ability to de-risk the selection of therapeutics that can rescue a disease phenotype. We believe current preclinical models are not sufficiently predictive, and many current therapies for CNS disorders only address the symptoms and do not reverse the effects of neurological diseases. Our focus during the first 90 days of 2022 was to progress our platform validation efforts to advance our CNS programs that are designed to identify disease-modifying therapeutics, consistent with our plans and prior disclosures to our shareholders,” stated Jay Roberts, the Company’s Chief Executive Officer.

“As we highlighted in our last earnings conference call, we believe our focus on complex neurodevelopmental and neurodegenerative disorders addresses significant unmet medical needs, and will lead to the identification of important, disease modifying therapies for major causes of death and disability worldwide. Our Rett patient-derived neural spheroids show a robust and reproducible disease-specific phenotype that can be quantified in an unbiased manner across dozens of endpoints. By phenotypic screening of our Rett neural spheroids, we identified VYNT-0126 which has consistently shown a dose-dependent unique rescue of the RTT functional phenotype with a differentiated mechanism of action from other Rett syndrome clinical candidates. Our ongoing work on CDKL5 and familial Parkinson’s disease has further established that our discovery platforms represent a new, unique robust model for human-first CNS drug discovery” stated Dr. Robert Fremeau, Chief Scientific Officer of Vyant Bio.

FIRST QUARTER 2022 FINANCIAL RESULTS

Cash and cash equivalents totaled $16.4 million as of March 31, 2022. The Company implemented two new vehicles to facilitate the raising of additional equity capital at the Company’s option with the finalization of the Lincoln Park Equity line of credit allowing access to raise up to $15 million, as well as signing a $14.5 million ATM with Canaccord Genuity. The Company’s current cash balances, future proceeds from the sale of vivoPharm and future proceeds from the equity line of credit and ATM are expected to fund operations well into 2023.

During the first quarter of 2022, the Company continued the process of divesting the vivoPharm business which is expected to complete in 2022. Therefore, the vivoPharm business is classified as a “held-for-sale” asset, and its financial information as “discontinuing operations”.

The Company’s loss from continuing operations aggregated $4.4 million in the first quarter of 2022 and included non-cash depreciation and amortization as well as stock-based compensation expenses of $98 thousand and $278 thousand, respectively, and one-time severance charges of $437 thousand. Discontinuing operations net loss for the March 31, 2022 quarter aggregated $4.8 million and included a non-cash impairment charge of $4.3 million resulting from changed market conditions for contract research organizations from December 31, 2021 to March 31, 2022.

Total revenue from continuing operations increased 49.3%, or $100 thousand, to $303 thousand for the three months ended March 31, 2022, as compared with $222 thousand for the three months ended March 31, 2021.

Cost of goods sold – service from continuing operations totaled $38 thousand and $64 thousand, respectively, for the three months ended March 31, 2022 and 2021, resulting in a cost of goods sold of 40% and 66%, respectively, of service revenue.

Cost of goods sold – product costs decreased by 12%, or $48 thousand to $348 thousand for the three months ended March 31, 2022, as compared with $396 thousand for the three months ended March 31, 2021.

Research and development expenses increased by 89%, or $731 thousand, to $1.6 million for the three months ended March 31, 2022 from $820 thousand for the three months ended March 31, 2021. This increase is principally due a $336 thousand increase in payroll-related and consulting expenses, a $315 thousand increase in research and development activities at our Maple Grove facility, and $48 thousand related to moving to a new facility in California.

Selling, general and administrative expenses increased by 128%, or $1.5 million, to $2.8 million for the three months ended March 31, 2022, as compared with $1.2 million for the three months ended March 31, 2021. The 2021 period reflects the Company as a privately-held company whereas the 2022 period reflect the Company as a publicly-held company. The quarter ended March 31, 2022 includes incremental $564 thousand of payroll-related expenses, including one-time contractual severance benefits for two former employees of $437 thousand. The Company incurred incremental professional services fees of $472 thousand in the first quarter of 2022 as compared with the same prior-year period related to accounting, audit and other professional services and incurred $418 thousand of additional insurance expense.

Vyant Bio’s Conference Call and Webcast and Information

Vyant Bio’s management will host a conference call on Monday, May 16, 2022 at 4:30pm ET to discuss the first quarter 2022 results and provide strategic business updates as well as answer questions. Event information is below:

Event:	Investor Conference Call and Webcast for the First Quarter 2022
Date:	Monday, May 16, 2022
Time:	4:30pm ET
Dial	In: Toll Free: 1.888.506.0062 Conference ID: 109432
Webcast:	https://www.webcaster4.com/Webcast/Page/2756/45406

The live event will be recorded and available for replay. The conference call and webcast details are also included inside the Investors section of the Vyant Bio corporate website at www.vyantbio.com.

The event will be recorded and archived. Replay information is below:

Conference Call Replay Information:

Toll Free: 1.877.481.4010 Replay Passcode: 45406

Webcast Replay Information: https://ir.vyantbio.com/news-events/ir-calendar

ABOUT VYANT BIO, INC.

Vyant Bio, Inc. (“Vyant Bio” or the “Company”) (Nadsaq:VYNT), is an innovative biotechnology company focused on identifying unique biological targets and novel and repurposed therapeutics. Vyant Bio has built a platform of therapeutics seeking to treat neurodevelopmental and neurodegenerative diseases, with current programs targeting Rett Syndrome (“Rett”), CDKL5 Deficiency Disorders (“CDD”), and Parkinson’s Disease. The Company’s approach to drug discovery integrates human-derived biology with artificial intelligence and machine learning technologies to de-risk candidate selection, with the goal of improving the potential effectiveness of drugs discovered earlier in the development cycle. Vyant Bio’s management believes that drug discovery needs to progressively shift to more efficient methods as the widely used models for predicting safe and effective drugs have under-performed, as evidenced by the significant time and cost of bringing novel drugs to market. By combining sophisticated data science capabilities with highly functional human cell derived disease models, Vyant Bio seeks to leverage its current ability to screen and test therapeutic candidates, and create a unique approach to assimilating data that supports decision making iteratively throughout the discovery phase of drug development to identify both novel and repurposed CNS therapeutic candidates.

For more information, please visit or follow Vyant Bio at:
Internet: www.vyantbio.com
LinkedIn: https://www.linkedin.com/company/vyant-bio
Twitter: @VyantBio

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Vyant Bio, Inc.’s expectations regarding future financial and/or operating results, the efficacy of our drug screening and discovery process, and potential for our services, future revenues or growth in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in our attempts to discover drug candidates, partner with pharmaceutical and other biotechnology companies, achieve profitability, adapt to the global coronavirus pandemic, raise capital to meet our liquidity needs, and other risks discussed in the Vyant Bio, Inc. Form 10-K for the year ended December 31, 2021, and any subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Vyant Bio disclaims any obligation to update these forward-looking statements.

Investor Contact:
Jennifer K. Zimmons, PhD, MBA
Investor Relations
Zimmons International Communications, Inc.
Email: jzimmons@zimmonsic.com
Phone: +1.917.214.3514

###

Source: Vyant Bio, Inc.

Vyant Bio, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(Shares and USD in Thousands)

	March 31,	December 31,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$16,440	$20,608
Trade accounts and other receivables	585	434
Inventory	497	475
Prepaid expenses and other current assets	1,941	895
Assets of discontinuing operations – current	1,001	802
Total current assets	20,464	23,214
Non-current assets:
Fixed assets, net	908	1,020
Operating lease right-of-use assets, net	1,764	673
Long-term prepaid expenses and other assets	1,265	1,221
Assets of discontinuing operations – non-current	8,128	11,508
Total non-current assets	12,065	14,422
Total assets	$32,529	$37,636

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,765	$740
Accrued expenses	1,476	764
Deferred revenue	72	74
Obligations under operating leases, current portion	241	174
Obligation under finance lease, current portion	158	157
Liabilities of discontinuing operations – current	3,760	3,522
Total current liabilities	7,472	5,431
Obligations under operating leases, less current portion	1,540	516
Obligations under finance leases, less current portion	258	293
Long-term debt	57	57
Liabilities of discontinuing operations – non-current	834	49
Total liabilities	$10,161	$6,346

Commitments and contingencies

Stockholders’ equity:
Preferred stock, authorized 9,764 shares $0.0001 par value, none issued	-	-
Common stock, authorized 100,000 shares, $0.0001 par value, 29,412 and 28,993 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	3	3
Additional paid-in capital	110,411	110,174
Accumulated deficit	(87,976)	(78,813)
Accumulated comprehensive loss	(70)	(74)
Total Stockholders’ equity	22,368	31,290
Total liabilities and Stockholders’ equity	$32,529	$37,636

Vyant Bio, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(Shares and USD in Thousands)

	Three months ended March 31,
	2022	2021
Revenue:
Service	$94	$97
Product	209	106
Total revenue	303	203
Operating costs and expenses:
Cost of goods sold – service	38	64
Cost of goods sold – product	348	396
Research and development	1,551	820
Selling, general and administrative	2,763	1,214
Merger related costs	-	2,145
Total operating costs and expenses	4,700	4,639
Loss from operations	(4,397)	(4,436)

Other (expense) income:
Change in fair value of warrant liability	-	214
Change in fair value of share-settlement obligation derivative	-	(250)
Loss on debt conversions	-	(2,518)
Interest expense	(9)	(368)
Total other expense	(9)	(2,922)
Loss from continuing operations before income taxes	(4,406)	(7,358)
Income tax expense (benefit)	-	-
Loss from continuing operations	(4,406)	(7,358)
Discontinuing operations (net of $0 tax benefit in 2022 and 2021)	(4,757)	(8)
Net loss	(9,163)	(7,366)
Cumulative translation adjustment	4	-
Comprehensive loss	$(9,159)	$(7,366)

Net loss per share attributed to common stock – basic and diluted:
Net loss per share from continuing operations	$(0.15)	$(2.31)
Net loss per share from discontinuing operations	(0.17)	-
Net loss per share	$(0.32)	$(2.31)
Weighted average shares outstanding:
Weighted average common shares outstanding - Basic and Diluted	29,013	3,184

Vyant Bio, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(USD in Thousands)

	Three months ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(9,163)	$(7,366)
Net loss from discontinuing operations	4,757	8
Reconciliation of net loss to net cash used in operating activities, continuing operations:
Stock-based compensation	278	366
Amortization of operating lease right-of-use assets	98	117
Depreciation and amortization expense	142	126
Change in fair value of share-settlement obligation derivative	-	250
Change in fair value of warrant liability	-	(214)
Change in fair value of 2020 Convertible Note with fair value election	-	4
Accretion of debt discount	-	173
Loss on conversion of debt	-	2,518
Changes in operating assets and liabilities net of impacts of business combination:
Trade accounts and other receivables	(151)	138
Inventory	(22)	6
Prepaid expenses and other current assets	213	(110)
Accounts payable	(279)	(727)
Obligations under operating leases	(98)	(117)
Accrued expenses and other current liabilities	714	251
Net cash used in operating activities, continuing operations	(3,511)	(4,577)
Net cash used in operating activities, discontinuing operations	(461)	(8)
Net cash used in operating activities	(3,972)	(4,585)
Cash Flows from Investing Activities:
Equipment purchases	(30)	(26)
Cash acquired from acquisition	-	30,163
Net cash (used in) provided by investing activities, continuing operations	(30)	30,137
Net cash used in investing activities, discontinuing operations	(30)	-
Net cash (used in) provided by investing activities	(60)	30,137
Cash Flows from Financing Activities:
Issuance of common stock, net of issuance costs	(97)	4
Issuance of Series C Preferred Stock, net of issuance costs	-	1,786
2020 Convertible Note proceeds	-	5,022
Principal payments on long-term debt	-	(82)
Principal payments on obligations under finance leases	(34)	-
Net cash (used in) provided by financing activities, continuing operations	(131)	6,730
Net cash used in financing activities, discontinuing operations	(5)	-
Net cash (used in) provided by financing activities	(136)	6,730
Net (decrease) increase in cash and cash equivalents	(4,168)	32,282
Cash and cash equivalents, and restricted cash beginning of the period	20,608	792
Cash and cash equivalents, and restricted cash end of the period	$16,440	$33,074

Cash and cash equivalents	$16,440	$32,337
Restricted cash	-	737
Total cash and cash equivalents and restricted cash	$16,440	$33,074

Supplemental disclosure of cash flow information from continuing operations:
Cash paid for interest	$7	$-
Cash paid for income taxes	1	-
Non-cash investing activities from continuing operations:
Fair value of non-cash merger consideration	$-	$59,920
Right-of-use asset obtained in exchange for new lease	1,189	-
Non-cash financing activities from continuing operations:
Conversion of Preferred Stock to Common Stock upon Merger	$-	$30,793
Conversion of 2020 Convertible Notes and Accrued Interest to Common Stock upon Merger	-	16,190
Reclass warrant liability to equity upon Merger	-	421